                                                                    Exhibit 12.1

THE JEAN COUTU GROUP (PJC) INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSAND, EXCEPT FOR RATIO OF EARNINGS TO FIXED CHARGES)

                                                                                                     3 MONTHS       13 WEEKS
                                                                                                   PERIOD ENDED    PERIOD ENDED
                                                                                                   ----------------------------
                                                                                                     AUGUST 31      AUGUST 28
                                          2000        2001        2002        2003        2004         2003           2004
                                        ---------------------------------------------------------------------------------------

CANADIAN GAAP
Fixed charges
   Interest expense                      10,225       9,259      10,900      17,857      14,535        4,107         18,027
   Portion of rental
      expense representing
      the interest factor                12,422       9,502      10,351      11,744      12,468        4,154         10,201
                                        -----------------------------------------------------------------------------------
                                         22,647      18,761      21,251      29,601      27,003        8,261         28,228
                                        -----------------------------------------------------------------------------------

Earnings
   Income before income taxes            90,608     107,176     130,640     150,880     193,754       46,078         18,101
   Fixed charges                         22,647      18,761      21,251      29,601      27,003        8,261         28,228
                                        -----------------------------------------------------------------------------------
                                        113,255     125,937     151,891     180,481     220,757       54,339         46,329
                                        -----------------------------------------------------------------------------------

Ratio of earnings to fixed charges          5.0         6.7         7.1         6.1         8.2          6.6            1.6
                                        ===================================================================================


U.S. GAAP
Fixed charges
   Interest expense                      10,225       9,259      10,900      17,857      14,535        4,107         18,027
   Portion of rental
      expense representing
      the interest factor                12,422       9,502      10,351      11,744      12,468        4,154         10,201
                                        -----------------------------------------------------------------------------------
                                         22,647      18,761      21,251      29,601      27,003        8,261         28,228
                                        -----------------------------------------------------------------------------------

Earnings
   Income before income taxes            89,525     106,382     129,474     147,122     191,625       45,587         18,224
   Fixed charges                         22,647      18,761      21,251      29,601      27,003        8,261         28,228
                                        -----------------------------------------------------------------------------------
                                        112,172     125,143     150,725     176,723     218,628       53,848         46,452
                                        -----------------------------------------------------------------------------------

Ratio of earnings to fixed charges          5.0         6.7         7.1         6.0         8.1          6.5            1.6
                                        ===================================================================================

THE JEAN COUTU GROUP (PJC) INC.
COMPUTATION OF TOTAL INDEBTEDNESS TO ADJUSTED EBITDA
(DOLLARS IN THOUSAND, EXCEPT FOR RATIO OF TOTAL INDEBTEDNESS TO ADJUSTED EBITDA)





                                   2000         2001         2002         2003         2004
                                  -------------------------------------------------------------

CANADIAN GAAP

Total indebtedness                143,735      111,476      263,456      260,755      207,175
Adjusted EBITDA                   131,936      147,585      171,511      205,675      249,722
                                  -------------------------------------------------------------

Ratio of total indebtedness
   to adjusted EBITDA                 1.1          0.8          1.5          1.3          0.8
                                  --------------------------------------------------------------


U.S. GAAP

Total indebtedness                143,735      111,476      263,456      260,755      207,175
Adjusted EBITDA                   132,011      147,788      171,613      203,632      249,722
                                  -------------------------------------------------------------

Ratio of total indebtedness
   to adjusted EBITDA                 1.1          0.8          1.5          1.3          0.8
                                  -------------------------------------------------------------

THE JEAN COUTU GROUP (PJC) INC.
COMPUTATION OF INTEREST COVERAGE (ADJUSTED EBITDA TO INTEREST)
(DOLLARS IN THOUSAND, EXCEPT FOR RATIO OF INTEREST COVERAGE (ADJUSTED EBITDA TO INTEREST)

                                     2000          2001          2002          2003          2004
                                  ------------------------------------------------------------------

CANADIAN GAAP

Adjusted EBITDA                     131,936       147,585       171,511       205,675       249,722
Interest expense                     10,226         9,259        10,900        17,858        14,535
                                    ----------------------------------------------------------------

Ratio of interest coverage
   (adjusted EBITDA to interest)       12.9          15.9          15.7          11.5          17.2
                                    ----------------------------------------------------------------


U.S. GAAP

Adjusted EBITDA                     132,011       147,788       171,613       203,632       249,722
Interest expense                     10,226         9,259        10,900        17,858        14,535
                                    ----------------------------------------------------------------

Ratio of interest coverage
   (adjusted EBITDA to interest)       12.9          16.0          15.7          11.4          17.2
                                    ----------------------------------------------------------------